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EXHIBIT 23.1

Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 26, 2000, included in Transaction Systems Architects, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, and to all references to our firm included in this Registration Statement.

Arthur Andersen LLP

Omaha, Nebraska,
December 26, 2001

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  EXHIBIT 23.1
Consent of Independent Public Accountants